Loan Agreement

This Loan Agreement (this “Agreement”) is made as of February 28, 2007 by and between CP ’02 POOL LLC, a Washington limited liability company (“Lender”) to Emeritus Corporation, a Washington corporation (“Borrower”).

RECITALS

A.
Lender has agreed, on the terms and conditions set forth in this Agreement, to make to Borrower a loan (the “Loan”) for the purposes of financing Borrower’s acquisition of certain membership interests (the “Interest”) in Fretus Investors LLC, a Washington limited liability company (the “Company”) and to provide Borrower with working capital.

AGREEMENTS

In consideration of the matters set forth above, Lender and Borrower hereby agree as follows:

1.  THE LOAN

The loan amount shall be Eighteen Million and No/100 Dollars ($18,000,000.00).

2.  LOAN DOCUMENTS

In addition to this Agreement, the Loan is evidenced by a promissory note made of even date herewith from Borrower to Lender.

3.  PAYMENT TERMS

The outstanding principal of the Loan from time to time shall bear interest at nine percent (9%) per annum. Accrued interest shall be due and payable monthly, in accordance with the terms and provisions set forth in the Note. The Loan shall be payable in full without penalty on or before February 28, 2009, subject to and in accordance with the terms and conditions set forth in the Note.

4.  PREPAYMENT PRIVILEGE

The Loan may be prepaid, in whole or part, without premium or penalty in accordance with the terms and provisions of the Note.

5.  LENDER’S EXPENSES

Borrower agrees to pay on demand reasonable attorneys fees incurred by Lender in connection with the Loan and/or the enforcement of Lender’s rights and/or Borrower’s obligations under the Loan Documents.

6.  DEFAULT

A breach by Borrower of the terms of this Agreement that continues beyond the expiration of any applicable grace, notice, or cure period set forth in the Note shall be a default hereunder and under the Note, and shall entitle Lender to exercise any and all remedies available to it under the Loan Documents.

7.  GOVERNING LAW

This Agreement and the commitments thereunder shall be governed in all respects by the internal laws of the State of Washington applicable to contracts executed and to be performed in such state.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE UNENFORCEABLE UNDER WASHINGTON LAW.

BORROWER:

EMERITUS CORPORATION, a Washington corporation

By: /s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Vice President, Finance

LENDER:

CP ’02 POOL LLC, a Washington limited
liability company

By: /s/ Daniel R. Baty
Daniel R. Baty
Manager